                                                                   EXHIBIT 10.12

                        EXECUTIVE EMPLOYMENT AGREEMENT



          This Executive Employment Agreement ("Agreement") is dated as of March 4, 1998, between Inference Corporation, a Delaware corporation (the "Company"), and Charles W. Jepson (the "Executive").

          NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein, the parties hereto agree as follows:




                                   ARTICLE I
                                  EMPLOYMENT


          I.1  Employment.  The Company employs the Executive and the Executive
               ----------
hereby accepts employment as the President and Chief Executive Officer of the Company upon the terms and conditions hereinafter set forth.

          I.2  Term.  The employment of the Executive by the Company under the
               ----
terms and conditions of this Agreement will commence on the date hereof and continue until terminated under Article IV ("Employment Term").

          I.3  Executive Duties.  As the Company's President and Chief Executive
               ----------------
Officer, the Executive shall perform such duties as are requested by and shall report directly to the Company's Board of Directors ("Board"). The Executive agrees to devote his full business time (with allowances for vacations, sick leave, service on the boards of other companies, and civic and other similar activities) and attention and best efforts to the affairs of the Company and its subsidiaries and affiliates during the term of employment.



                                  ARTICLE II
                           COMPENSATION AND BENEFITS


          II.1 Base Salary.  During the Employment Term, the Company shall pay
               -----------
to the Executive a base salary at the initial rate of Two Hundred Twenty-Five Thousand Dollars ($225,000) per year, payable in substantially equal semimonthly installments. The Company will review annually and may, in the discretion of the Board of Directors, increase such base salary in light of the Executive's performance, inflation in cost of living or other factors.

          II.2 Bonus.  The Company also shall pay to the Executive an annual
               -----
incentive compensation bonus to be calculated and paid as set forth on Exhibit
A.


          II.3 Deferred Compensation Arrangement.  The Company shall establish a
               ---------------------------------
plan or arrangement pursuant to which Executive may elect to defer receipt of any or all of the compensation payable under Section 2.1 or Section 2.2

          II.4 Stock Options.
               -------------



          II.4.1    Standard Options.  The Company hereby grants Executive stock
                    ----------------
options covering 300,000 shares of the Company's Class A Common Stock ("Common Stock") upon the following terms:


               (i) an exercise price per share equal to the closing sales price of the Common Stock on the date hereof ($4.50), as reported by the Nasdaq National Market;



               (ii) a term of ten (10) years beginning on the date hereof;

               (iii) twenty-five percent (25%) of the options will vest on the first anniversary of this Agreement, and the remainder will vest in substantially equal quarterly installments over the subsequent three (3) years thereof;



               (iv) although generally, under the terms of the Company's Amended and Restated 1993 Stock Option Plan, as amended ("1993 Plan"), one hundred percent (100%) of the options granted thereunder become exercisable immediately upon the occurrence of a Terminating Transaction (as defined in Section 7(c) of the 1993 Plan), if such a transaction occurs prior to the first anniversary of this Agreement and the consideration under such transaction is less than ten dollars ($10.00) per share, then only fifty percent (50%) (not one hundred percent (100%)) of the options granted under this Section 2.4.1 will become exercisable upon such transaction.


          II.4.2  Performance Options.  The Company hereby grants Executive
                  -------------------
stock options covering 100,000 shares of Common Stock ("Performance Options") upon the following terms:


               (i)  a term of ten (10) years beginning on the date hereof;



               (ii) the Performance Options will be divided into equal 50,000 tranches for purposes of vesting as follows:



                    (A) Ten percent (10%) of the first tranche (the "First Tranche Options") will vest on each of the first four anniversaries of the date hereof and sixty percent (60%) of the First Tranche Options will vest on the fifth anniversary of the date hereof; provided, however, if the Company exceeds the performance goals established by the Board for the fiscal year ending January 31, 1999, all then unvested First Tranche Options shall vest on the second anniversary of the date hereof; and



                    (B) Ten percent (10%) of the second tranche (the "Second Tranche Options") will vest on each of the first four anniversaries of the date hereof and the remaining sixty percent (60%) of the Second Tranche Options will vest on the fifth anniversary of the date hereof; provided, however, if the Company exceeds the performance goals established by the Board for the fiscal year ending January 31, 2000, all then unvested Second Tranche Options shall vest on the third anniversary of the date hereof; and



               (iii) the exercise price per share for the Performance Options shall be $4.50 per share.


               II.4.3  Incentive Stock Options.
                       -----------------------

               (a) The options in Sections 2.4.1 and 2.4.2 (collectively, the "Options") shall be "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended, to the extent permitted by the rules and regulations governing such options.

               (b) Subject to the other terms provided above, the Options shall have substantially the same terms as if such options were granted under the 1993 Plan, including one hundred percent (100%) acceleration of vesting in the event of a Terminating Transaction.

          II.5 Benefits.  During the Employment Term, the Executive shall be
               --------
eligible for participation in and covered by any and all such performance, bonus, profit sharing, incentive, stock option, and other compensation plans and such medical, dental, disability, life, and other insurance plans and such other benefits generally available to other employees of the Company in similar employment positions, on the same terms as such employees, subject to meeting applicable eligibility requirements (collectively referred to herein as the "Company Benefit Plans").

          II.6 Reimbursement of Expenses.  The Executive shall be entitled to
               -------------------------
receive prompt reimbursement of all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses of travel, entertainment and living expenses while away from home on business at the request of, or in the service of, the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

          II.7 Automobile Allowance.  The Company shall provide the Executive
               --------------------
with an automobile allowance in the amount of Six Hundred Dollars ($600) per month as reimbursement to the Executive of costs and expenses incurred by the Executive for the purchase or lease and maintenance and operation of an automobile for use by the Executive in the performance of the Executive's duties hereunder. Such automobile allowance shall be paid in substantially equal semi-monthly installments.

          II.8 Vacation and Holidays.  The Executive shall be entitled to an
               ---------------------
annual vacation leave of four (4) weeks at full pay or such greater vacation benefits as may be provided for by the Company's vacation policies applicable to senior executives of the Company. Any unused vacation time may be accumulated and carried over from one year to the next; provided, however, only eight weeks of vacation may be accumulated at any time; Executive shall be entitled to such holidays as are established by the Company for all employees.

          II.9 Life Insurance.  In addition to the life insurance provided to
               --------------
all employees of the Company (see Section 2.5 above), the Company shall provide additional life insurance to Executive in the amount of One Million Dollars ($1,000,000), payable to the beneficiaries designated by the Executive.

          II.10  Annual Physical.  The Company shall reimburse the Executive for
                 ---------------
all costs and expenses incurred by the Executive in connection with a complete annual physical.

          II.11  Relocation Expenses.  The Company shall reimburse Executive for
                 -------------------
any reasonable and necessary expenses and costs incurred by Executive in connection with his relocation to the Novato area, including without limitation, all expenses for moving, commuting and temporary housing; provided; however, all such costs and expenses must be documented, and the Company's reimbursement hereunder shall not exceed Seventy-Five Thousand Dollars ($75,000). In addition, the Company will reimburse Executive for any taxable income he receives from the Company as a result of the Company's reimbursement of the Executive's relocation costs and expenses.

          II.12  Home Office.  The Company shall provide the Executive with the
                 -----------
following items for use outside of the Company's offices: PC printer/fax, cell phone, pager, internet, laptop (multi-use - office/home/travel) or desktop computer.

          II.13  Club Membership.  During the Executive's employment with the
                 ---------------
Company, the Executive shall be able to use one of the Company's Rolling Hills memberships.

          II.14  Legal Fees Reimbursement.  The Company will reimburse Executive
                 ------------------------
up to a maximum of Two Thousand Five Hundred Dollars ($2,500) for the fees and disbursements of Executive's counsel in reviewing, negotiating and advising Executive with respect to the terms and conditions of this Agreement.

                                  ARTICLE III



                       CONFIDENTIALITY AND NONDISCLOSURE
                       ---------------------------------



          III.1  Confidentiality.  Executive will not during Executive's
                 ---------------
employment by the Company or thereafter at any time disclose, directly or indirectly, to any person or entity or use for Executive's own benefit any trade secrets or confidential information relating to the Company's business, operations, marketing data, business plans, strategies, employees, negotiations and contracts with other companies, or any other subject matter pertaining to the business of the Company or any of its clients, customers, consultants, or licensees, known, learned, or acquired by Executive during the period of Executive's employment by the Company (collectively "Confidential Information"), except as may be necessary in the ordinary course of performing Executive's particular duties as an employee of the Company.


          III.2  Return of Confidential Material.  Executive shall promptly
                 -------------------------------
deliver to the Company on termination of Executive's employment with the Company, whether or not for Cause and whatever the reason, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints, Confidential Information and any other documents of a confidential nature belonging to the Company, including all copies of such materials which Executive may then possess or have under Executive's control. Upon termination of Executive's employment by the Company, Executive shall not take any document, data, or other material of any nature containing or pertaining to the proprietary information of the Company.

          III.3  Prohibition on Solicitation of Customers.  During the term of
                 ----------------------------------------
Executive's employment with the Company and for a period of two (2) years thereafter Executive shall not, directly or indirectly, either for Executive or for any other person or entity, solicit any person or entity to terminate such person's or entity's contractual and/or business relationship with the Company, nor shall Executive interfere with or disrupt or attempt to interfere with or disrupt any such relationship. None of the foregoing shall be deemed a waiver of any and all rights and remedies the Company may have under applicable law.

          III.4  Prohibition on Solicitation of Employees, Agents or Independent
                 ---------------------------------------------------------------
Contractors After Termination.  During the term of Executive's employment with
-----------------------------
the Company and for a period of two (2) years following the termination of Executive's employment with the Company, Executive will not solicit any of the employees, agents, or independent contractors of the Company to leave the employ of the Company for a competitive company or business. However, Executive may solicit any employee, agent or independent contractor who voluntarily terminates his or her employment with the Company after a period of 120 days have elapsed since the termination date of such employee, agent or independent contractor. None of the foregoing shall be deemed a waiver of any and all rights and remedies the Company may have under applicable law.



          III.5  Right to Injunctive and Equitable Relief.  Executive's
                 ----------------------------------------
obligations not to disclose or use Confidential Information and to refrain from the solicitations described in this Article III are of a special and unique character which gives them a peculiar value. The Company cannot be reasonably or adequately compensated for damages in an action at law in the event Executive breaches such obligations. Therefore, Executive expressly agrees that the Company shall be entitled to injunctive and other equitable relief without bond or other security in the event of such breach in addition to any other rights or remedies which the Company may possess or be entitled to pursue. Furthermore, the obligations of Executive and the rights and remedies of the Company under this Article III are cumulative and in addition to, and not in lieu of, any obligations, rights, or remedies created by applicable law relating to misappropriation or theft of trade secrets or Confidential Information.


          III.6  Survival of Obligations.  Executive agrees that the terms of
                 -----------------------
this Article III shall survive the term of this Agreement and the termination of Executive's employment by the Company.

                                  ARTICLE IV
                                  TERMINATION


          IV.1 Definitions.  For purposes of this Article IV, the following
               -----------
definitions shall be applicable to the terms set forth below:

               IV.1.1 Cause.  "Cause" shall mean only the following: (i) the
                      -----
Executive's death or Disability; (ii) the willful and continued failure by the Executive to substantially perform his duties hereunder (other than such failure resulting from the Executive's incapacity due to physical or mental illness) after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed his or her duties; (iii) willful misconduct by the Executive which is materially injurious to the Company; (iv) conviction of a felony under the laws of the State of California; (v) habitual drunkenness by the Executive; or (vi) a willful, material breach of this Agreement by the Executive. For purposes of this Agreement, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive in bad faith and without a reasonable belief that such action or omission by the Executive was in the best interests of the Company. Notwithstanding anything to the contrary in the foregoing, no termination or other action shall be considered to be for Cause under this Agreement unless (x) the Executive first shall have received at least 5 days written notice setting forth the reasons for the Company's intention to terminate or take other action and shall have been provided an opportunity to appear, accompanied by counsel, and be heard before the Board of Directors; (y) after such appearance before the Board, the Board of Directors shall have duly adopted by a majority of the Directors of the Company then in office, and shall have provided to the Executive a certified resolution finding that in the good faith opinion of such Directors the Executive was guilty of conduct constituting Cause, as set forth above, and specifying the particulars thereof in detail; and (z) the Executive shall have failed to cure or remedy the event constituting Cause within 15 days after the Executive's receipt of such certified resolution from the Board of Directors.

               IV.1.2 Change in Control. A "Change in Control" means and shall
                      -----------------
be deemed to have occurred with respect to the Company if: (i) there shall be consummated (A) any consolidation, merger or other business combination of the Company with another corporation or entity and as a result of such consolidation, merger or other business combination less than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by the shareholders of the Company, other than affiliates (within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of any party to such consolidation, merger, or other business combination, as the same shall have existed immediately prior to such consolidation, merger, or other business combination; or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; (ii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iii) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the shareholders of the Company as of the date hereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the Company's outstanding Common Stock; or (iv) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act shall have occurred.

               IV.1.3 Disability.  "Disability" shall mean a physical or mental
                      ----------
incapacity as a result of which the Executive becomes unable to continue the proper performance of his duties hereunder (reasonable absences because of sickness for up to three (3) consecutive months excepted). A determination of Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Executive or, in the event of the Executive's incapacity to designate a doctor, the Executive's legal representative. In the absence of agreement between the Company and the Executive, each party shall nominate a qualified medical doctor and the two doctors so nominated shall select a third doctor, who shall make the determination as to Disability.

               IV.1.4 Good Reason.  "Good Reason" shall mean each of the
                      -----------
following: (i) the failure of the Company to vest the Executive, without the Executive's consent, with the powers and authority of the Executive's office or position of employment as contemplated herein, or any removal of the Executive from or failure to re-elect the Executive, without the Executive's consent, to a position of employment consistent with the position and status of Executive as set forth herein; (ii) a reduction by the Company, without the Executive's consent, in the Executive's annual base salary as it may exist from time to time; (iii) the requirement by the Company, without Executive's consent, that the

Executive be based anywhere other than within 50 miles of San Francisco, California, except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations; (iv) a failure by the Company to comply with any material provisions of this Agreement which has not been cured within thirty (30) days after notice of such noncompliance has been given by the Executive to the Company, or if such failure is not capable of being cured in such time, a cure shall not have been diligently initiated by the Company within such thirty-day period; or (v) a failure by the Company to obtain from any successor, before the succession takes place, an agreement to assume and perform this Agreement; provided, however, that any of the foregoing actions shall not be considered to be Good Reason if such action is undertaken by the Company for Cause.

          IV.2 Termination by Company.  The Executive's employment hereunder may
               ----------------------
be terminated by the Company immediately for Cause. Subject to the other provisions contained in this Agreement, the Company may terminate this Agreement for any reason other than Cause upon thirty (30) days' written notice to Executive. The effective date of termination ("Effective Date") shall be considered to be thirty (30) days subsequent to written notice of termination; however, the Company may elect to have Executive leave the Company immediately.


          IV.3 Severance Benefits Received Upon Termination.
               ---------------------------------------------


               IV.3.1 If (i) at any time the Executive's employment is terminated by the Company for Cause, or (ii) at any time before a Change in Control the Executive's employment is terminated by the Employee for any reason, the Company shall pay the Executive his or her base salary through the end of the month during which such termination occurs (or at the Executive's election, the rate in effect on the first day of the month preceding the month in which the date of termination occurs) plus credit for any accrued vacation and the Company shall thereafter have no further obligations under this Agreement to the Executive or his or her dependents, beneficiaries or estate; provided that the Company will continue to honor any obligations that may have been accrued under then existing Company Benefit Plans or any other agreements or arrangements applicable to the Executive; and provided further that, if the Executive's employment is terminated for Disability then in addition to the above, the vesting of all options granted to the Executive under Section 2.4.1 will be modified such that one-sixteenth (1/16th) of the shares covered by such options will be deemed vested for each full or partial quarter elapsed since the date of this Agreement.

               IV.3.2 If (i) at any time the Executive's employment is terminated by the Company without Cause, or (ii) at any time after a Change in Control the Executive's employment is terminated by the Employee for Good Reason, then the Company shall:

                   (a) pay to the Executive within four business days following the date of termination his base salary through the end of the month during which such termination occurs (or at the Executive's election, the rate in effect on the first day of the month preceding the month in which the date of termination occurs) plus credit for any vacation earned but not taken; and

                   (b) continue to pay to the Executive his base salary for six
(6) months (the "Severance Period") following his termination, payable in semi-monthly installments in accordance with the Company's customary payroll practices; provided, if the Executive has been employed by the Company for at least two (2) years but less than four (4) years at the date of termination, the Severance Period shall be increased to twelve (12) months; provided, further, if the Executive has been employed by the Company for at least four (4) years at the date of termination, the Severance Period shall be increased to twenty-four
(24) months; and

                   (c) modify the vesting of Executive's Options granted hereunder such that, if termination occurs during the period prior to the first anniversary hereof and if at such time the closing market price of the Company's Class A Common Stock averaged over the five (5) trading days prior to such termination is at least ten dollars ($10.00) per share, then one-sixteenth (1/16th) of the shares covered by such Options will be deemed vested for each full or partial quarter elapsed since the date of this Agreement.

                   (d) maintain, at the Company's expense, in full force and effect, for the Executive's continued benefit until the earlier of (i) the applicable Severance Period, or (ii) the Executive's commencement of full time employment with a new employer, all life insurance, medical, health and accident, and disability plans, programs or arrangements in which the Executive was entitled to participate immediately prior to the date of termination, provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans or programs. Subsequent health insurance benefits will be in accordance with COBRA.

          IV.4 No Obligation to Mitigate Damages; No Effect on Other Contractual
               -----------------------------------------------------------------
Rights.
------


               IV.4.1 The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of termination, or otherwise (except as provided in Section 4.3.2(d)).


               IV.4.2 The provisions of this Agreement, and any payment or benefit provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any Company Benefit Plan, employment agreement or other contract, plan or arrangement.



                                   ARTICLE V
                              GENERAL PROVISIONS


          V.1  Notice.  For purposes of this Agreement, notices and all other
               ------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:


     If to the Company:    Inference Corporation
                           100 Rowland Way
                           Novato, California 94945
                           Attn: William D. Griffin


     If to the Executive:    Charles Jepson
                             At the address shown in Company files


or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          V.2  No Waivers.  No provision of this Agreement may be modified,
               ----------
waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          V.3  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of California.

          V.4  Severability or Partial Invalidity.  The invalidity or
               ----------------------------------
unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          V.5  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          V.6  Legal Fees and Expenses.  Should any party institute any action
               -----------------------
or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

          V.7  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations between the parties with respect to the subject matter hereof. This Agreement is intended by the parties as the final expression of their agreement with respect to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence may be introduced in any judicial proceeding involving this Agreement.

          V.8  Assignment.  This Agreement and the rights, duties, and
               ----------
obligations hereunder may not assigned or delegated by any party without the prior written consent of the other party shall be void and be of no effect. Notwithstanding the foregoing provisions of this Section 5.8, the Company may assign or delegate its rights, duties, and obligations hereunder to any person or entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, reorganization, or other business combination or by acquisition of all or substantially all of the assets of the Company; provided that such person assumes the Company's obligations under this Agreement.

          V.9  Arbitration.  Any controversy, dispute, claim or other matter in
               -----------
question arising out of or relating to this Agreement shall be settled, at the request of either party, by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, subject to the following terms, conditions and exceptions:

          V.9.1 Notice of the demand for arbitration shall be filed in writing with the other party and with the AAA. There shall be a panel of three
(3) arbitrators whose selection shall be made in accordance with the procedures then existing for the selection of such arbitrators by the AAA.

               V.9.2  Reasonable discovery shall be allowed in arbitration.

               V.9.3 The costs and fees of the arbitration shall be allocated by the arbitrators.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                         INFERENCE CORPORATION, a Delaware corporation



                         By:   /s/ William D. Griffin
                             ------------------------

                              William D. Griffin, Senior Vice President and Chief Financial Officer



                         EXECUTIVE



                            /s/ Charles W. Jepson
                          -----------------------

                           Charles W. Jepson

                                   EXHIBIT A



                                     BONUS
                                     -----



     General.  As set forth in Section 2.2 of the Agreement, the Executive shall
     -------
receive a bonus from the Company based upon the Company attaining mutually agreed upon financial objectives. Should the Company not attain all of the relevant financial objectives, the Board of Directors shall use its discretion in determining the amount of the Executive's bonus, if any. The bonus may be paid annually, quarterly or a combination of both.

     FY 1999.  For the Company's fiscal year ending January 31, 1999 ("FY
     -------
1999"), the Executive's bonus shall be equal to the sum of the following:

     Quarterly Bonuses
     -----------------


               (a) If during any fiscal quarter in FY 1999 the Company's total revenues for such quarter equals at least 90% of the total revenues target ("Revenue Target") for such quarter as provided in the Operating Plan, the Executive shall receive for each such quarter the following:



                    (i) If the Company's total revenues for such quarter do not exceed 100% of the Revenue Target for such quarter, a bonus of $26,250 minus the product equal to (A) $131,250 times (B) the amount equal to
          (1) the difference between the Revenue Target and the Company's total revenues for such quarter divided by (2) the Revenue Target; or



                    (ii) If the Company's total revenues for such quarter exceed 100% of the Revenue Target, but do not exceed 110% of the Revenue Target, a bonus of $26,250; or



                    (iii) If the Company's total revenues for such quarter exceed 110% of the Revenue Target for such quarter, a bonus equal to the sum of (A) $28,875 plus (B) the product of (1) $52,500 times (2) an amount determined by dividing (a) the difference between the Company's total revenues for such quarter and 110% of the Revenue Target for such quarter by (b) such Revenue Target.



               (b) If during any fiscal quarter in FY 1999 both the Company's operating income for such quarter exceeds the operating income target ("OP Target") for such quarter (as provided in the Operating Plan) and the Company's total revenues for such quarter exceed the Revenue Target for such quarter, the Executive shall receive an additional $13,125 for such quarter.



          Notwithstanding the foregoing, during each fiscal quarter in FY 1999, the bonus determined above (clauses (a) + (b)) shall not be less than $15,000 for such quarter.

     Annual Bonus
     ------------


          In addition, if both the Company's operating income for FY 1999 exceeds the OP Target for FY 1999 (as provided in the Operating Plan) and the Company's total revenues for FY 1999 exceed the Revenue Target for FY 1999 (as provided in the Operating Plan), the Executive shall receive an additional $17,500.


          The "Operating Plan" means the proposed Fiscal 1999 Operating Plan which is subject to the approval of the Board of Directors of the Company.



                                      A-1

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